            As filed with the Securities and Exchange Commission,
                          via EDGAR, on June 11, 1998

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  ADVANTA CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               DELAWARE                              23-1462070
----------------------------------------        -------------------
(State of incorporation or organization)           (IRS Employer
                                                Identification No.)
WELSH AND McKEAN ROADS, P.O. BOX 844
SPRING HOUSE, PENNSYLVANIA                              19477
----------------------------------------        -------------------
(Address of principal executive offices)              (Zip Code)

 If this form relates to the registration    If this form relates to the
 of a class of securities pursuant to        registration of a class of
 Section 12(b) of the Exchange Act and       securities pursuant to Section
 and is effective pursuant to General        12(g) of the Exchange Act and is
 Instruction A.(c), please check the         effective pursuant to General
 following box. / /                          Instruction A.(d) please check the
                                             following box. / x /

Securities Act registration statement file number to which this form relates: _______________
         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                                           Name of Each Exchange on
  Title of Each Class                      Which Each Class is to be
  to be so Registered                      Registered
  -------------------                      --------------------------
  NONE


Securities to be registered pursuant to Section 12(g) of the Act:

                             Class A Purchase Rights
                             Class B Purchase Rights
                    -----------------------------------------
                                (Title of Class)

ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

        At a meeting of the Board of Directors held on June 4, 1998, the Board of Directors approved Amendment No. 1 to the Rights Agreement, dated as of March 14, 1997, between Advanta Corp. and ChaseMellon Shareholder Services, L.L.C. as Rights Agent (the "Amendment"). The Rights were previously registered on Form 8-A on March 17, 1997.

        A complete copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. A copy of the Rights Agreement, dated as of March 14, 1997, between Advanta Corp. and ChaseMellon Shareholder Services, L.L.C. as Rights Agent is incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission via EDGAR on March 17, 1997.


ITEM 2.  EXHIBITS.

     Number                        Exhibit
     ------                        -------
        1         Amendment No. 1, dated as of June 4, 1998, to the Rights Agreement (the
                  "Rights Agreement") dated as of March 14, 1997, by and between
                  Advanta Corp. and ChaseMellon Shareholder Services, L.L.C. as Rights
                  Agent.

                                   SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        ADVANTA CORP.



 Dated:  June 11, 1998                  By:    /s/ Elizabeth H. Mai
                                               -----------------------------
                                        Name:  Elizabeth H. Mai
                                        Title: Senior Vice President,
                                               Secretary and General Counsel

                                INDEX OF EXHIBITS



Number                              Exhibit
------                              -------
   1              Amendment No. 1, dated as of June 4, 1998,  to the Rights
                  Agreement (the "Rights Agreement") dated as of  March 14, 1997, by and between Advanta Corp. and ChaseMellon Shareholder
                  Services, L.L.C. as Rights Agent





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